EXHIBIT 23.1


              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
              --------------------------------------------------------



              We hereby consent to the incorporation by reference in the registration statement (No. 333-132375) of CWHEQ, Inc. (the "Registrant"), and in the Prospectus Supplement of the Registrant relating to CWHEQ Home Equity Loan Asset Backed Certificates, Series 2006-S7 of our report dated March 7, 2006 relating to the financial statements of XL Capital Assurance Inc., which appears as Exhibit 99.1 in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus Supplement.


/s/ Pricewaterhouse Coopers LLP
-------------------------------

PricewaterhouseCoopers LLP
New York, New York
November 29, 2006

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
              --------------------------------------------------------



              We hereby consent to the incorporation by reference in the registration statement (No. 333-132375) of CWHEQ, Inc. (the "Registrant"), and in the Prospectus Supplement of the Registrant relating to CWHEQ Home Equity Loan Asset Backed Certificates, Series 2006-S7 of our report dated March 7, 2006 relating to the financial statements of XL Financial Assurance Ltd, which appears as Exhibit 99.2 in XL Capital Ltd's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus Supplement.


         /s/ Pricewaterhouse Coopers
         ---------------------------


     PricewaterhouseCoopers
     Chartered Accountants
     Hamilton, Bermuda
     November 29, 2006